SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): April 10, 2006

VERTIS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2006, Vertis, Inc. (“Vertis” or the “Company”) entered into a transition agreement with Donald E. Roland (the “Roland Agreement”) pursuant to which Mr. Roland transitioned from his position as chairman and chief executive officer of the Company to non-executive chairman of the board of directors of Vertis. The Roland Agreement replaces Mr. Roland’s employment agreement dated August 31, 2003 and filed as exhibit 10.44 to Vertis’ 2003 Annual Report on Form 10-K (the “2003 Agreement”). Under the Roland Agreement, Mr. Roland will continue to receive an annual base salary of $650,000 in his capacity as non-executive chairman until March 31, 2008, unless either he terminates his employment with the Company or his employment is terminated by the Company for cause. Additionally, under the Roland Agreement, Mr. Roland will continue to be eligible to participate in all retirement, health and welfare benefit plans of Vertis, except that Mr. Roland will cease participation in the Supplemental Executive Retirement Plan as of March 1, 2006.

Upon execution of the Roland Agreement, Mr. Roland forfeited his 55,177 shares of Vertis Holdings, Inc. restricted common stock issued under the Restricted Stock Agreement dated May 20, 2004 and filed as exhibit 10.42 to Vertis’ 2004 Annual Report on Form 10-K. In consideration of this forfeiture, the Company waived its call rights (exclusive of any drag-along rights) against shares of common stock held or that may be held by Mr. Roland comprising 52,003 shares of common stock and rights to 20,466 shares of common stock upon the occurrence of certain sales or liquidation of Vertis Holdings, Inc., the parent company of Vertis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

		By:	STEPHEN E. TREMBLAY
Name: Stephen E. Tremblay
Title: Chief Financial Officer

Date:	April 14, 2006